Exhibit 16(a)(3)(ii)


                             FIRST IPSWICH BANCORP

                         SPECIAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned shareholder hereby appoints Kenneth Provost and Christine Teel, and each or either one of them, with full power of substitution, as Proxies to represent and to vote, as designated below, all the shares of common stock of First Ipswich Bancorp (the "Company"), held of record by the undersigned on November 14, 2007, at the Special Meeting of Shareholders (the "Special Meeting") to be held at the main office of The First National Bank of Ipswich, located at 31 Market Street, Ipswich, Massachusetts 01938 on December 21, 2007, at 8:30 a.m. or any postponements or adjournments thereof.


1. To vote on the Articles of Amendment providing for the Reclassification of each share of Company's common stock held by record holders of fewer than 200 shares into one share of Series A Preferred Stock.

      |_| FOR                     |_| AGAINST                   |_| ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any postponements or adjournments thereof.

      This Proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.

      Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

DATED:
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                                   Signature

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                                   Print Name
PLEASE MARK, SIGN, DATE AND
RETURN THIS PROXY PROMPTLY         ---------------------------------------
USING THE ENCLOSED ENVELOPE        Signature (if held jointly)

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                                   Print Name